Exhibit 99.2
Playtika Announces Exploration of Strategic Alternatives

Herzliya, Israel – February 24, 2022 - Playtika Holding Corp. (Nasdaq: PLTK), a leading mobile gaming entertainment company, today announced that its Board of Directors has initiated a process to evaluate Playtika’s potential strategic alternatives to maximize value for stockholders. As part of the process, the Board intends to consider a full range of strategic alternatives, which could include a sale of the company or other possible transactions.

Playtika has retained The Raine Group as its financial advisor to assist with the strategic review process and has retained Latham & Watkins LLP as its legal counsel.

As a result of the process, Playtika plans to release its fourth-quarter and full-year 2021 results today, February 24, 2022, earlier than previously announced and is postponing its planned Analyst Day, originally scheduled for March 3, 2022. The earnings call webcast will remain at its originally scheduled day and time of March 1st 5:30 a.m. Pacific Time, 8:30 a.m. Eastern Time and associated information can be accessed at our investor relations website: https://investors.playtika.com.

“The goal of the strategic evaluation process we are announcing today is to ensure we are taking every step possible to maximize value for our stockholders,” said Robert Antokol, Chairperson and Chief Executive Officer of Playtika. “We have always been focused on growing our core business through our investments in people and technology. I am incredibly proud of our results as a leader in mobile gaming and entertainment.”

As Playtika continues its review of strategic alternatives, the timeline, value and ultimate outcome of the process are uncertain. There can be no assurance that the exploration of strategic alternatives will result in any transaction or any strategic change or outcome. Playtika has not set a timetable for the review process nor has it made any decisions related to strategic alternatives at this time. Playtika does not currently intend to disclose developments related to the process.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any offer or sale of any securities in any state or other jurisdiction in which or to any person to whom such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Playtika Holding Corp.

Playtika Holding Corp. is a mobile gaming entertainment and technology market leader with 35 million monthly active users across a portfolio of multiple games titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has 20 offices worldwide and employs over 4,000 employees.

Forward Looking Statements

In this press release, Playtika makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," “goal,” "may," "might," “plans,” "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Exhibit 99.2
Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•The outcome of any evaluation of Playtika’s strategic alternatives or any discussions with any potential bidders related thereto;
•The independent investment decisions and actions of Playtika Holding UK II Limited or its affiliates;
•Playtika's reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute Playtika's games and collect revenues, and the risk that such platforms may adversely change their policies;
•Playtika's reliance on a limited number of games to generate the majority of Playtika's revenue;
•Playtika's reliance on a small percentage of total users to generate a majority of Playtika's revenue;
•Playtika's free-to-play business model, and the value of virtual items sold in Playtika's games, is highly dependent on how Playtika manages the game revenues and pricing models;
•Playtika's inability to complete acquisitions and integrate any acquired businesses successfully could limit Playtika's growth or disrupt Playtika's plans and operations;
•Playtika may be unable to successfully develop new games;
•Playtika's ability to compete in a highly competitive industry with low barriers to entry;
•Playtika has significant indebtedness and are subject to the obligations and restrictive covenants under Playtika's debt instruments;
•the impact of the COVID-19 pandemic on Playtika's business and the economy as a whole;
•Playtika's controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact Playtika's business and limit the growth of Playtika's operations;
•risks related to Playtika's international operations and ownership, including Playtika's significant operations in Israel, Ukraine and Belarus and the fact that Playtika's controlling stockholder is a Chinese-owned company;
•Playtika's reliance on key personnel;
•security breaches or other disruptions could compromise Playtika's information or Playtika's players' information and expose us to liability; and
•Playtika's inability to protect Playtika's intellectual property and proprietary information could adversely impact Playtika's business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in Playtika's filings with the Securities and Exchange Commission. Although Playtika believes that the expectations reflected in the forward-looking statements are reasonable, Playtika cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, Playtika undertakes no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in Playtika's expectations.

Contacts

Investor Relations	Press Contact
Playtika	Teneo
David Niederman	Stephen Cohen
davidni@playtika.com	Stephen.Cohen@teneo.com
347-489-6602